UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on May 7, 2018, Medical Transcription Billing, Corp., entered into an asset purchase agreement (“APA”) to acquire the revenue cycle, practice management, and group purchasing organization assets of Orion Healthcorp., Inc. and 13 of its affiliates (together “Orion”). The acquisition was pursuant to Chapter 11 of the United States Bankruptcy Court in the United States Bankruptcy Court for the Eastern District of New York. On June 25, 2018, MTBC was declared the successful bidder for the Orion assets for a purchase price of $12.6 million. On July 2, 2018, MTBC and Orion updated the asset purchase agreement to reflect the final purchase price and consummated the transactions contemplated by the APA, with a agreed upon closing effective date of July 1, 2018. The foregoing description of the APA does not purport to be complete and is qualified entirely by reference to the complete text of such document, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Asset Purchase Agreement dated June 25, 2018, by and between MTBC, and Orion Healthcorp., Inc.

99.1	Press Release, dated July 2, 2018 announcing the closing of the Orion acquisition.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: July 2, 2018	By:	/s/ Stephen Snyder
Stephen Snyder
Chief Executive Officer

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